EXHIBIT 10.5

Maximum Amount Guarantee Contract

No. Year 2009 Di Xie Zi 001
Mortgagor：Caopu Arts & Crafts Co., Ltd.
No. of Business License: 371700400000825
Legal Representative/Principal: Li Jinliang
Domicile: 2888 Qinghe Rd., Qinghe Office, Cao County, Shandong
Post Code: 274400
Banker and Account No.: Bank of China Limited, Cao County Branch 408055022418091001
Tel: 0530-3432456   Fax: 0530-3431221

Mortgagee：Bank of China Limited, Cao County Branch
Legal Representative/Principal: Cui Youping
Domicile: 1668 E. Section, Gongye Rd., Cao County
Post Code: 274400
Tel: 0530-3211721   Fax: 0530-3212488

In order to fulfill the obligations as prescribed in master contracts mentioned in Article 1 hereof, the mortgagor shall take voluntarily its property with the legal disposition of property shown in the attached List of Mortgaged Property as the mortgagee's claim to establish a mortgage. Both parties enter into this contract upon an equal footing. Unless otherwise stipulated hereof, the interpretation of terms hereof is pursuant to the master contracts.

Article 1  Master Contracts
The master contracts of this contract cover:
Contracts in regard to Credit Line Agreement which was numbered Year 2009 Xie Zi 001, the single agreements which have been signed and will be signed under the Credit Line Agreement, and their amendments or supplements concluded between the mortgagee and the debtor, Caopu Arts & Crafts Co., Ltd. including master contracts that are agreed to put under this contract.

Article 2  Principal Claim and the Time Limit
The financial claims factually occurred during the following period, unless otherwise established or stipulated, under master contracts may become principal claims of this contract:
from June 10, 2008 to April 23, 2010, as prescribed in Article 1 hereof.

Article 3  Secured Maximum Amount of Claim
1.	The principal balance of the secured claims hereof is:
Type of Currency: RMB
Amount (in word): Nineteen Million Seventy Thousand (in figure): 12570000.00.

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2.
Where the principal claims as stipulated in Article 2 hereof comes to the maturity, the principal claims are identified as secured hereof, and the principal and accrued interest (including statutory interest, conventional interest, compound interest, penalty interest), liquidated damage, damages, expenses for enforcing claims (including but not limited to legal costs, lawyer's fees, notary fees, execution costs), losses aroused by the mortgagor’s breach to the mortgagee and all other payables generated based on principal claims also belong to secured claims and their detailed amounts may be assessed when liquidated.

The total amounts of above-mentioned two types of claims are set as the maximum amount of claim.

Article 4  Mortgaged Property
The mortgaged property is subject to the attached List of Mortgaged Property.
Where the mortgaged property is impaired, lost or damaged during the period of mortgage, the mortgagee is entitled to enjoy the priority of having its claim satisfied with insurance money, indemnity or compensatory payment. Where the secured claim is not at maturity, the mortgagee may also draw insurance money, indemnity or compensatory payment.

Article 5  Mortgage Registration
Where mortgage registration is required by law, the mortgagor and the mortgagee shall, within ten days following this contract is entered into, register with the relevant registration authority.

Where mortgage registration is required by law, the mortgagor and the mortgagee shall register the changes with the relevant registration authority within ten days from the date.

Article 6  Possession and Custody of Mortgaged Property
The mortgaged property hereof shall be in the possession and custody of the mortgagor, while the document of title shall be put entirely under the custody of the mortgagee. The mortgagor may agree to accept and positively coordinate with the inspection of the mortgaged property at any time carried out by the mortgagor and the designated institutions and individuals.
The mortgagor shall have the obligation to maintain, keep and preserve the mortgaged property in good condition, and take effective measures to protect the mortgaged property safe and intact. In case the mortgaged property is in need of repair or maintenance, the mortgagor shall do it timely and bear corresponding expenses.
Without the consent in written form of the mortgagee, the mortgagor shall not transfer, lease, lend, contribute in kind, transform, reconstruct, or in any other way dispose of the mortgaged property in part or as a whole; upon the written consent of the mortgagor, the proceeds from disposition of mortgaged property shall be used in discharge of debt or it shall be deposited with a third party designated by the mortgagee.

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Article 7  Disposition of Loss in the Value of Mortgaged Property
Prior to the complete satisfaction of the principal claim hereof, where the mortgagor's acts are likely to cause the value of the mortgaged property to decline, the mortgagee shall be entitled to demand that the mortgagor cease and deist from such acts. Where the value of the mortgaged property has declined, the mortgagee shall be entitled to demand that the mortgagor restore the original value of the mortgaged property or provide security corresponding to the amount of the lost value or security that is agreed by the mortgagee.
In case of loss, destruction or decline in the value of mortgaged property caused by natural disasters, accidents, torts, and other reasons, the mortgagor shall take immediate measures to prevent losses from expanding further, and immediately notify the mortgagee in writing.

Article 8  Fruits
If the mortgaged property is seized by a People's Court because of the mortgagor’s failure to pay his due debts or occurrence of enforcement of the right to mortgage in other means as stipulated hereof, the mortgagee shall, from the date of seizure, be entitled to collect the natural fruits or legal fruits generated from the mortgaged property, except that the mortgagee fails to notify the person who has the obligation to pay legal fruits.
The fruits provided for in the preceding paragraph shall be first used to offset the expenses for collecting the fruits.

Article 9  Suretyship Liability
Where the mortgagor fails to perform discharge to the mortgagee on any normal or earlier repayment date specified hereof, the mortgagee shall have the right to enforce the mortgage right in accordance with law or this contractual agreement, enjoying the priority of satisfying the claim in maximum amount as prescribed in Article 3 of hereof.
The normal payment date in the preceding paragraph refers to the date, as stipulated in master contracts, for repayment of principal, of interest, or of any sum that the mortgagor shall repay to the mortgagee pursuant to this contract. Earlier repayment date provided in the preceding paragraph means the date for repayment in advance that is put forward by the mortgagor and accepted by the mortgagee, and that the mortgagor is demanded by the mortgagee pursuant to contracts to repay the debt principal and/or other any sum.

Article 10  Mode and Duration of Enforcement of Mortgage
Where the suretyship liability becomes effective, the mortgagee is entitled to the enforcement of mortgage right of the mortgaged property, as a whole, partial, multiple or single sum, that is at the maturity of the obligation in accordance with laws and regulations in regard to general mortgage.
Concerning each main claim, the mortgagee shall exercise the mortgage right during the prescription; where such claim is to be liquidated in installments, the mortgagee shall enforce the mortgage right prior to the prescription starting from the last claim.

Article 11  Enforcement of Mortgage Right
Where the suretyship liability becomes effective, the mortgagee may, through agreement with the mortgagor, enjoy the priority of satisfying the main claim with proceeds from the conversion of the mortgaged property or from the auction or sale of the mortgaged property. If they fail to reach an agreement, the mortgagee may bring a lawsuit in a People's Court, claiming an auction or sale of the mortgaged property. The proceeds from disposition of the mortgaged property shall be used for liquidation of the main claim after paying, in advance, disposition cost of mortgaged property and expenses that the mortgagor shall pay or repay the mortgagor.

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Where the main claim co-exists security or guaranty of other objects in addition to this contract, any of mortgagee’s right prescribed hereof or the enforcement shall not be affected and the mortgagor shall not defense the mortgagee as such.

Article 12  Relationship Between This Contract and Master Contracts
Where Credit Line Agreement is included in master contracts, extension of use period of credit line shall receive written consent of the mortgagor. If without consent or with refusal of the mortgagor, the mortgagor may only assume security responsibility for the main claim within secured maximum amount to the mortgaged property occurred during original use period of credit line period pursuant to Article 3 hereof.
There is no need to get consent of the mortgagor in alterations to other contents or matters, and to single agreement under such in Credit Line Agreement, or to single master contract. The mortgagor shall still assume secured liability for the changed master contract within secured maximum amount to the mortgaged property pursuant to Article 3 hereof.
Upon consensus between the mortgagor and the mortgagee, change to the maximum amount of secured claims as prescribed in Article 3 hereof may be made in written form.
Where other mortgagee(s) of the mortgaged property indicated hereof exist(s), if without written consent from it/them, above change shall not exert any adverse effect on it/them.
The mortgagee may not get consent of the mortgagor if the mortgagee would like to entrust to enforce whole or partial rights and obligations under master contracts to Bank of China Limited’s institution or transfer claims of master contracts to a third party. The secured liabilities shall not be reduced or exempted from such. The mortgagor shall assist the mortgagee and its third party to go through necessary legal procedures for mortgage change or registration.

Article 13  Declaration and Commitment
Declaration and commitment are made by the mortgagor as follows:
1.
The mortgagor has been legally registered and exists and has full capacity for civil rights and for civil conduct required for entering into and perform this contract, and enjoy lawful ownership or disposition of the mortgaged property.

2.
The mortgagor guarantees no other joint owner for this mortgaged property exists, or there are still other co-owner(s) who has/have already issued written permission. The mortgagor has made a commitment to have the mortgagee keep this written permission prior to concluding this contract.

3.
The mortgagor fully understands the contents of the master contracts, and conclusion and enforcement of this contract are based on the true intention of the mortgagor, and the mortgagor has acquired legal and effective authorization as per requirements prescribed in its Articles of Association or other internal management documentation.

Where the mortgagor is a third party and enterprise, the mortgagor has adopted the resolution of providing this guarantee by the board of directors or board of shareholders, shareholder assembly in compliance with in the Articles of Association; where the limitation of total amount of surety and amount of each single surety are set, the secured amount under this contract does not exceed the prescribed limitation.

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Conclusion and enforcement of this contract may not violate any contract, agreement or other legal documentation that has the binding force to the mortgagor. The mortgagor has acquired or is to acquire every related approval, permit, filing or registration for setting of this mortgage.
4.	All documentation and information provided by the mortgagor are accurate, authentic, complete and valid.
5.	The mortgagor has not concealed any security interest concerning the mortgaged property by the date when this contract is concluded.
6.
The mortgagor shall inform of the mortgagee in time, where the mortgaged property is set a new security interest, the mortgaged property is sequestrated or involved in severe lawsuit or arbitration case.

7.
Where the mortgaged property is under construction, the mortgagor shall make a commitment that no third party enjoys the priority right to be repaid; where the third party enjoying the priority right to be repaid does exist, the mortgagor shall promise to have the third party issue an announcement in written form stating to abdicate the priority right to be repaid, and to have the written announcement under the custody of the mortgagee.

Article 14  Contractual Negligence
In case the mortgagor refuses to go through or delay mortgage registration, or this contract could not take effect and mortgage right could not become effective due to the mortgagor’s other causes following this contract is concluded, the contractual negligence is thus constituted. The mortgagor shall be liable for any losses thereof caused to the mortgagee.

Article 15  Exposure of Mortgagor’s Affiliated Enterprises and Related Trading
Both parties agree that the mortgagor does not belong to the group-type customer according as Guidelines for the Risk Management by Commercial Banks for Granting Credit to Customer Groups (shortened as the Guideline).

Article 16  Default Incident and Disposition
Any of the following shall constitute or be deemed as the mortgagor’s breach of agreement hereof:
1.
The mortgagor breaks the contract to transfer, lease, lend, contribute in kind, transform, reconstruct, or in any other way dispose of, without authorization, the mortgaged property in part or as a whole.

2.	The mortgagor impede the mortgagee to dispose of, in accordance with law and/or this contract, the mortgaged property;
3.	Where the value of the mortgaged property is reduced as stated in Article 7 hereof, the mortgagor does not recover the value of the mortgaged property nor provide guarantee as demanded.
4.	The mortgagor makes his statement inauthentic or acts against commitment hereof.
5.	The mortgagor breaks other promises in regard to rights and obligations of related parties hereof.
6.	The mortgagor terminates business operation or involves such occurrences as dissolution, revocation or bankruptcy happens.
7.	The mortgagor is involved in default with the mortgagee or other institution of Bank of China Limited.
Where defaults as mentioned in the preceding paragraph occur, the mortgagee is entitled to take, either separately or simultaneously, the following measures depending on actual situations:
1.	Demanding the mortgagor to rectify its default within a specified time limit.
2.	Reducing, suspending or terminating the credit line to the mortgagor on entire or partial basis;

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3.
Suspending or terminating the mortgagor’s applications in hand for services under other contracts on entire or partial basis; suspending or terminating trade financing service on entire or partial basis for those have not been granted or have not applied for;

4.	Announcing the mortgagor’s outstanding loan/principal and other payables of trade financing under other contracts as a whole or in part fall due immediately;
5.	Demanding the mortgagor compensate for losses caused by its default to the mortgagee;
6.	Enforcing the mortgage right;
7.	Other measures that the mortgagee believe necessary;

Article 17  Reservation of Right
Although one party fails to exercise partial or entire rights hereof, or to demand the other party to perform and bear partial duties and responsibilities, it does not mean this party may renounce the claim or release from the duties and responsibilities.
One party’s any tolerance, extension, or delay of exercising rights hereof against the other party may not affect any right in accordance with this contract, laws, rules and regulations, nor be deemed as renouncement of the right.

Article 18  Alteration, Amendment and Termination
Upon agreement reached by both parties, any alteration or amendment in written form shall be permitted, and any alteration or amendment shall compose an integral part of this contract.
Unless otherwise specified by law or regulation or otherwise stipulated by parties concerned, this contract shall not be terminated until obligations hereof have been completely enforced.
Unless otherwise specified by law or regulation or otherwise stipulated by parties concerned, The invalidity of any clause under this contract shall not affect the legal effect of any other clause.

Article 19  Legal Applicability and Dispute Settlement
This contract is applicable to any law of People's Republic of China.
Any controversy or dispute aroused from enforcing this contract may be settled through negotiations. In case any negotiation fails, both sides shall reach an agreement to adopt the same solution as stipulated in master contracts.
Where the dispute that is now being solved does not affect the enforcement of other clauses hereof, other clauses shall continue to be exercised.

Article 20  Expenditure
Unless otherwise established or stipulated by parties concerned, the expenses generated from conclusion, enforcement of this contract and dispute settlement (including legal fees) shall be borne by the mortgagor.

Article 21  Appendix
The following appendix or other appendices acknowledged by both parties constitute an integral part of this contract and have the same force of law as this contract.

1.	List of Mortgaged Property

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Article 22  Other Stipulation
1.	Unless with the written consent of the mortgagee, the mortgagor shall not transfer any right or obligation hereof to a third party.
2.
Where the mortgagee, due to business needs, has to entrust other institution of Bank of China Limited to enforce rights and obligations hereof, the mortgagor may acknowledge such act and the authorized institution of Bank of China Limited shall be entitled to execute all rights hereof and submit the disputes to courts or arbitration tribunal.

3.	On the condition of not affecting other stipulation hereof, this contract shall be legally binding to both sides, respective heirs and grantees generated according to the law.
4.
Unless otherwise stipulated, both parties may take the domiciles mentioned hereof for mailing and contact and shall inform of the other party in written form where the changes to mailing and contact addresses happen.

5.	The headlines and names of services indicated hereof are only for convenient use and may not be used as explanation of clauses or obligations of parties concerned.

Article 23  Effectiveness and Establishment of Mortgage Right
This contract takes effect as of the date on which legal representatives, persons-in-charge or their authorized signatories autographed and the official seals affixed. Where mortgage registration is required according to law, it shall come into force until registration formalities have been undergone.
The mortgage right is set once this contract becomes effective.

This contract has three original copies that are respectively under the custody of both parties and the registration authority and have the same legal effect.

Mortgagor: Shandong Caopu Arts&Crafts Co. Ltd
Authorized Signer: Li Jin Liang
August 25, 2009

Mortgagee: Bank of China Limited
Authorized Signer: Cui Youping
August 25, 2009

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List of Mortgaged Property
Number: Year 2009 Di Xie Zi 001

Mortgaged Property	Area	Valuation	Ownership/ Use Right (No. of Document of Title)	Location	Registration Authority

Housing	2387.07	2421680	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023114	Zhongkou Village, E. of Heshang Rd., Pulianji Town, Cao County	Cao County Real Estate Administration

Housing	1597.80	1403085	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023114	Zhongkou Village, E. of Heshang Rd., Pulianji Town, Cao County	Cao County Real Estate Administration

Housing	8593.65	9804435	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023114	Zhongkou Village, E. of Heshang Rd., Pulianji Town, Cao County	Cao County Real Estate Administration

Housing	8593.65	9804435	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023114	Zhongkou Village, E. of Heshang Rd., Pulianji Town, Cao County	Cao County Real Estate Administration

Housing	2153.84	1183234	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023114	Zhongkou Village, E. of Heshang Rd., Pulianji Town, Cao County	Cao County Real Estate Administration

Housing	570.21	422252	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023115	Zhongkou Village, E. of Heshang Rd., Pulianji Town, Cao County	Cao County Real Estate Administration

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Housing	2147.25	1179618	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023115	Zhongkou Village, E. of Heshang Rd., Pulianji Town, Cao County	Cao County Real Estate Administration

Housing	1520.82	789488	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023115	Zhongkou Village, E. of Heshang Rd., Pulianji Town, Cao County	Cao County Real Estate Administration

Certificate for the use of state-owned land			Cao Guo Yong 2006 No. 189	Zhongkou Village, Pulianji Town	Cao County Bureau of Land and Resources

Certificate for the use of state-owned land			Cao Guo Yong 2006 No. 189	Zhongkou Village, Pulianji Town	Cao County Bureau of Land and Resources

Structure	4004.33	2289443

Annex		991671.89

subtotal

Housing	1571.05	1309219	Cao Fang Quan Zheng Pu Lian Ji Zi 2500025870	E. of Qinghe Rd., Cao County	Cao County Real Estate Administration

Housing	1571.05	1309219	Cao Fang Quan Zheng Pu Lian Ji Zi 2500025870	E. of Qinghe Rd., Cao County	Cao County Real Estate Administration

Housing	1571.05	1309219	Cao Fang Quan Zheng Pu Lian Ji Zi 2500025870	E. of Qinghe Rd., Cao County	Cao County Real Estate Administration

Housing	611.75	374268	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023301	Huadian Village, Nanlong, Zhongkou, Pulianji Town, Cao County	Cao County Real Estate Administration

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Housing	8682.17	8972857	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023301	Huadian Village, Nanlong, Zhongkou, Pulianji Town, Cao County	Cao County Real Estate Administration

Certificate for the use of state-owned land			Cao Guo Yong 2006 No. 189	Zhongkou Village, Pulianji Town	Cao County Bureau of Land and Resources

subtotal		11815903

Housing	1611.73	1328145	Cao Fang Quan Zheng Pu Lian Ji Zi 2500025871	W. of Qinghe Rd., Cao County	Cao County Real Estate Administration

Housing	2339.1	2917143	Cao Fang Quan Zheng Pu Lian Ji Zi 2500023113	S. of Xizhongkou Village, Heshang Rd., Cao County	Cao County Real Estate Administration

Certificate for the use of state-owned land			Cao Guo Yong 2001 No. 0106	Zhongkou Village, Pulianji Town	Cao County Bureau of Land and Resources

subtotal		4245288

Housing	730.83	323728	Cao Fang Quan Zheng Pu Lian Ji Zi 250023359	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	100	43120	Cao Fang Quan Zheng Pu Lian Ji Zi 250023359	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	126.41	38819	Cao Fang Quan Zheng Pu Lian Ji Zi 250023359	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	496.5	243285	Cao Fang Quan Zheng Pu Lian Ji Zi 250023359	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

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Housing	30.2	14134	Cao Fang Quan Zheng Pu Lian Ji Zi 250023359	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	229.7	101711	Cao Fang Quan Zheng Pu Lian Ji Zi 250023360	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	299.2	131259	Cao Fang Quan Zheng Pu Lian Ji Zi 250023360	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	116.3	37838	Cao Fang Quan Zheng Pu Lian Ji Zi 250023360	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	166.5	53041	Cao Fang Quan Zheng Pu Lian Ji Zi 250023360	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	480.1	246651	Cao Fang Quan Zheng Pu Lian Ji Zi 250023363	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	541.98	245842	Cao Fang Quan Zheng Pu Lian Ji Zi 250023363	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	177.9	58534	Cao Fang Quan Zheng Pu Lian Ji Zi 250023363	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	668.96	364128	Cao Fang Quan Zheng Pu Lian Ji Zi 250023363	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

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Housing	76.04	35108	Cao Fang Quan Zheng Pu Lian Ji Zi 250023363	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	2536.4	1521231	Cao Fang Quan Zheng Pu Lian Ji Zi 250023364	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	52.96	14767	Cao Fang Quan Zheng Pu Lian Ji Zi 250023364	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	85.69	36093	Cao Fang Quan Zheng Pu Lian Ji Zi 250023364	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	338.63	187736	Cao Fang Quan Zheng Pu Lian Ji Zi 250023364	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	1343	872412	Cao Fang Quan Zheng Pu Lian Ji Zi 250023364	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	510.95	423884	Cao Fang Quan Zheng Pu Lian Ji Zi 250023361	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	1524.82	834686	Cao Fang Quan Zheng Pu Lian Ji Zi 250023361	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	308.04	130994	Cao Fang Quan Zheng Pu Lian Ji Zi 250023361	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

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Housing	68	31824	Cao Fang Quan Zheng Pu Lian Ji Zi 250023361	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	1434.7	899656	Cao Fang Quan Zheng Pu Lian Ji Zi 250023361	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	84.34	44633	Cao Fang Quan Zheng Pu Lian Ji Zi 250023362	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	274.5	179852	Cao Fang Quan Zheng Pu Lian Ji Zi 250023362	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	981.3	616021	Cao Fang Quan Zheng Pu Lian Ji Zi 250023362	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	1302.06	817382	Cao Fang Quan Zheng Pu Lian Ji Zi 250023362	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	695.37	346815	Cao Fang Quan Zheng Pu Lian Ji Zi 250023362	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	1047.94	669005	Cao Fang Quan Zheng Pu Lian Ji Zi 250023365	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	214.32	90271	Cao Fang Quan Zheng Pu Lian Ji Zi 250023365	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

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Housing	199.07	83849	Cao Fang Quan Zheng Pu Lian Ji Zi 250023365	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	211.44	67618	Cao Fang Quan Zheng Pu Lian Ji Zi 250023365	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	18.3	7993	Cao Fang Quan Zheng Pu Lian Ji Zi 250023365	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	31.08	13523	Cao Fang Quan Zheng Pu Lian Ji Zi 250023366	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	83.5	23447	Cao Fang Quan Zheng Pu Lian Ji Zi 250023366	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	967.04	1003698	Cao Fang Quan Zheng Pu Lian Ji Zi 250023366	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	271.68	143773	Cao Fang Quan Zheng Pu Lian Ji Zi 250023366	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	141.24	76880	Cao Fang Quan Zheng Pu Lian Ji Zi 250023366	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	57.63	37178	Cao Fang Quan Zheng Pu Lian Ji Zi 250023366	N. of Caoyu Rd. Cao County (1km away from E. of Zhongkou)	Cao County Real Estate Administration

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Certificate for the use of state-owned land			Cao Guo Yong 2001 No. 0105	Zhongkou Village, Pulianji Town	Cao County Bureau of Land and Resources

subtotal		16810426

Housing	6255.05	5542681	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002102	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	368.87	232520	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002102	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	129.66	81732	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002102	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	5219.84	3034814	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002102	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	374.18	224418	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002103	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	258.72	161503	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002103	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	450.05	222288	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002103	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	117.58	31429	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002103	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	720	285768	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002116	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	190.6	78737	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002116	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

第 15 页 共 16 页

Housing	321.09	114928	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002116	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Housing	378.17	136761	Cao Fang Quan Zheng Pu Lian Ji Zi 0000002116	N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Certificate for the use of state-owned land			Cao Guo Yong 2003 No. 080	Zhongkou Village, Pulianji Town	Cao County Bureau of Land and Resources

Structure	1453	868137		N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

Annex		1411114		N. of Caoyu Rd. (1km away from E. of Zhongkou)	Cao County Real Estate Administration

subtotal		12426831

total		66167721

第 16 页 共 16 页